UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2013

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-51038	98-0373793
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Deer Park Drive, Suite K

Monmouth Junction, New Jersey 08852

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (732) 329-8885

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 21, 2013 (the “Closing Date”), the Company issued convertible notes to certain accredited investors (the “Purchasers”), whereby the Company agreed to sell and the Purchasers agreed to purchase the convertible notes in the aggregate principal amount of $1,098,000 (the “Notes”).

The Notes mature one (1) year from the Closing Date (the “Maturity Date”), bear interest at an annual rate of 8%, and automatically convert into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a conversion price of $0.125 at maturity or earlier at the option of the Purchaser. Full conversion of the principal value of the Notes would result in the issuance of 8,784,000 shares of Common Stock.

In connection with the issuance of the Notes, the Company issued warrants to purchase shares of Common Stock, providing 50% coverage, exercisable at $0.15 per share (the “Warrants”).

The Notes do not contain anti-dilution provisions and the Company is not required to repay the Notes in cash. Additionally, there are no registration rights on the common stock underlying the Notes or Warrants.

The foregoing descriptions of the Notes and Warrants are qualified in their entirety by reference to such Form of Convertible Note and Form of Warrant, which are filed as Exhibits 4.1 and 4.2, respectively, hereto and are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

The Notes and the Warrants were issued in reliance on exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated under the Act.  These transactions qualified for exemption from registration because among other things, the transactions did not involve a public offering, each investor was an accredited investor and/or qualified institutional buyer, each investor had access to information about the Company and their investment, each investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 7.01	Regulation FD Disclosure.

On June 27, 2013, the Company issued a press release entitled “CytoSorbents Announces Start of $1M US Army Phase II SBIR Contract and Closing of Additional Funding”  A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Form of Convertible Note.
4.2	Form of Warrant.
99.1	“Cytosorbents Announces Start of $1M US Army Phase II SBIR Contract and Closing of Additional Funding” dated June 27, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOSORBENTS CORPORATION

Date: June 27, 2013	By:	/s/ Dr. Phillip P. Chan
Dr. Phillip P. Chan President and CEO